UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2015

CERES, INC.

(Exact Name of registrant as Specified in its charter)

Delaware	001-35421	33-0727287
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1535 Rancho Conejo Boulevard
Thousand Oaks, CA		91320
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (805) 376-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Ceres, Inc., (the “Company”) is filing as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference, the sections entitled “Risk Factors” and “Business” from the Company’s preliminary prospectus supplement filed with the SEC on July 27, 2015 pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 8.01 Other Events.

The Company announced that on July 26, 2015 it entered into a securities purchase agreement with certain institutional investors providing for the purchase and sale of 1,200,000 shares of common stock at a price of $1.296 per share and warrants to purchase up to 1,200,000 shares of common stock with an exercise price of $1.62 per share (the “Offering”). The warrants will be exercisable six months following the date of issuance and will expire five years from the date they become exercisable.

The shares of common stock were offered pursuant to a shelf registration statement on Form S-3 (File No. 333-204024), which was declared effective by the United States Securities and Exchange Commission ("SEC") on July 17, 2015. The warrants and shares issuable upon exercise of the warrants were offered in a concurrent private placement and have not been registered under the Securities Act of 1933, as amended. Ceres has agreed to file one or more registration statements with the SEC covering the resale of the shares of common stock issuable upon exercise of the warrants.

The closing of the Offering is expected to take place on or about July 30, 2015, subject to the satisfaction of customary closing conditions.

On July 27, 2015, the Company issued a press release in connection with the Offering titled “Ceres Announces Pricing of $1.5 Million Financing.” A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

 (d) Exhibits

Exhibit No.	Description
99.1	Sections entitled “Risk Factors” and “Business” from the Company’s preliminary prospectus supplement filed with the SEC on July 27, 2015 pursuant to Rule 424(b) under the Securities Act of 1933, as amended.
99.2	Press release, dated July 27, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CERES, INC.

Date: July 27, 2015	By:	/s/ Paul Kuc
Name: Paul Kuc
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Sections entitled “Risk Factors” and “Business” from the Company’s preliminary prospectus supplement filed with the SEC on July 27, 2015 pursuant to Rule 424(b) under the Securities Act of 1933, as amended.
99.2	Press release, dated July 27, 2015.